UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 12, 2024

ORGANOGENESIS HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Dan Road Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

(781) 575-0775

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ORGO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Subscription Agreement

On November 12, 2024, Organogenesis Holdings Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with Avista Healthcare Partners III, L.P. and AHP III Orchestra Holdings, L.P. (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors, in a private placement (the “Offering”), for an aggregate offering price of $130.0 million, before deducting commissions and fees paid to the Placement Agent (as defined below), a transaction fee to Avista Capital Holdings, LP, and other estimated offering expenses payable by the Company, 130,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Convertible Preferred Stock”). The Offering was subject to customary representations and warranties and closing conditions and took place on November 12, 2024. The net proceeds will be used to fund strategic growth initiatives including, but not limited to, operating and commercial activities, clinical development programs, working capital, capital expenditures, debt repayment and for general corporate purposes. In addition, approximately $23.5 million of the net proceeds will be used to fund the repurchase of an aggregate of 7,421,731 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) from certain existing stockholders of the Company, including certain of its directors and their affiliates, at a price per share equal to $3.1597, which represents the 10-day trailing volume weighted average price of the Common Stock as of market close on November 11, 2024, pursuant to stock repurchase agreements entered into on November 12, 2024 between the Company and such stockholders (the “Stock Repurchase Agreements” and each stock repurchase thereunder, a “Repurchase”), as described below. Truist Securities, Inc., served as the sole placement agent for the Offering (the “Placement Agent”).

Pursuant to the Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designation”), each share of Convertible Preferred Stock is initially convertible into 263.7358 shares of Common Stock, subject to adjustment as provided therein.

The Subscription Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the Subscription Agreement were made solely for the benefit of the parties to the Subscription Agreement and, as applicable, the Placement Agent, and may be subject to limitations agreed upon by the contracting parties.

The securities issued in the Offering were issued in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and have not been registered under and, until so registered, the securities may not be offered or sold absent registration or availability of an applicable exemption from registration. Pursuant to the Subscription Agreement, within 40 days of signing the Subscription Agreement, the Company will file a registration statement providing for the resale by the Investors of the Convertible Preferred Stock and Common Stock issuable upon conversion of the Convertible Preferred Stock and use reasonable best efforts to have the registration statement declared effective as soon as practicable following notification by the Securities and Exchange Commission (the “SEC”) that such registration statement will not be reviewed or is not subject to further review. The Company has further agreed to take all steps necessary to keep such registration statement effective at all times until there remain no Registrable Shares (as defined in the Subscription Agreement).

There is no established public trading market for the Convertible Preferred Stock and the Company does not intend to list such securities on any national securities exchange or nationally recognized trading system.

The Investors cannot transfer shares of the Convertible Preferred Stock, except (1) to affiliates, (2) consisting of pro rata distributions to an Investor’s limited partners or other holders of the Investor’s equity securities, (3) in connection with any pledge, encumbrance or hypothecation in connection with any financing arrangements by an investor secured by the Convertible Preferred Stock, (4) pursuant to a tender or exchange offer, merger, consolidation or recapitalization of or involving the Company or (5) after commencement of bankruptcy or other voluntary or involuntary insolvency proceedings or restructuring by or against the Company, subject to compliance with applicable federal and state securities laws.

The foregoing description of the Subscription Agreement is not complete and is qualified in its entirety by reference to the Subscription Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

No statement in this report or the attached exhibits is an offer to sell or a solicitation of an offer to purchase the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Third Amendment to Credit Agreement

On November 12, 2024, in connection with the Offering, the Company entered into a Third Amendment to the Credit Agreement dated August 6, 2021 (the Credit Agreement, as amended, the “Credit Agreement,” and the Third Amendment to the Credit Agreement, the “Third Amendment”), by and among the Company, as borrower, and its subsidiaries, Organogenesis Inc. and Prime Merger Sub, LLC, as guarantors, and Silicon Valley Bank, as Administrative Agent, Lead Arranger, Bookrunner, Issuing Lender and Swingline Lender, and the several other lenders from time to time party thereto. The Third Amendment updated certain covenants in the Credit Agreement to permit the issuance of the Convertible Preferred Stock in connection with the Offering, the payment of dividends on such Convertible Preferred Stock (as described in Item 5.03 below), and the Repurchase.

The Third Amendment also provides that, in connection with the Offering, the Company is required to pay in full the outstanding principal amount of the Term Loan outstanding under the Term Loan Facility within one business day following the issuance of the Convertible Preferred Stock. Accordingly, the Company expects to prepay in full the approximately $62.5 million in principal and interest outstanding under the Term Loan Facility on November 13, 2024.

The Third Amendment allows for the payment of cash to settle conversion obligations of the Convertible Preferred Stock (as described in Item 5.03 below), provided that, (1) immediately before and immediately after giving effect to such payment, no Default or Event of Default (each as defined in the Third Amendment) shall have occurred and be continuing, (2) immediately after giving effect to such payment, (A) the Company and its subsidiaries shall be in pro forma compliance with specified covenants and (B) the pro forma Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement) shall not exceed the ratio that is 0.25x less than the applicable covenant level, in each case, as of the last day of the most recent fiscal quarter for which financial statements have been delivered, (3) immediately after giving effect to such payment, Liquidity (as defined in the Credit Agreement) shall be at least $100,000,000, and (4) no proceeds of any Loans (as defined in the Credit Agreement) may be used for such payment.

The foregoing description of the Third Amendment is not complete and is qualified in its entirety by reference to the Third Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Repurchase Agreements

On November 12, 2024, the Company entered into the Stock Repurchase Agreements with certain existing stockholders (the “Selling Stockholders”), pursuant to which the Company will repurchase shares of Common Stock from the Selling Stockholders for a purchase price of $3.1597 per share. The selling stockholders are (1) Glenn H. Nussdorf, a member of the board of directors of the Company (the “Board”), from whom the Company agreed to purchase 2,550,822 shares of Common Stock, (2) Alan Ades, a member of the Board, from whom the Company agreed to purchase 294,000 shares of Common Stock, (3) the Alan Ades 2014 GRAT, of which Mr. Ades serves as trustee, from which the Company agreed to purchase 3,761,909 shares of Common Stock, (4) Albert Erani, a former member of the Board, from whom the Company agreed to purchase 224,668 shares of Common Stock, and (5) RED Holdings, LLC, of which Mr. Erani serves as sole manager, from which the Company agreed to purchase 590,332 shares of Common Stock.

The Repurchases and the Stock Repurchase Agreements were approved by the Audit Committee and a Transaction Committee of the Board established for the purposes of effecting the Offering and the Repurchase. The Repurchase was funded by proceeds from the Offering and is expected to close on or around November 13, 2024.

The foregoing description of the Repurchase Agreements is not complete and is qualified in its entirety by reference to the Repurchase Agreements, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.04 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Convertible Preferred Stock and, upon conversion of Convertible Preferred Stock, the Common Stock, have been or may be, as the case may be, issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

In connection with the Offering, the Company entered into an engagement letter with the Placement Agent (the “Engagement Letter”), pursuant to which the Company agreed to pay the Placement Agent a cash fee equal to 4.0% of the gross proceeds received by the Company in the Offering, in addition to reimbursement for reasonable expenses.

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained below in Item 5.03 regarding the Certificate of Designation is incorporated into this Item 3.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2024, the Board appointed Garrett Lustig to the Board, effective immediately. Mr. Lustig was appointed as the designee of the Investors pursuant to the Certificate of Designation. In connection with Mr. Lustig’s appointment, the size of the Board was increased to twelve directors. Mr. Lustig will serve for a term expiring at the Company’s 2025 annual meeting of stockholders.

Mr. Lustig will receive the standard cash compensation for independent directors of the Company, including retainer fees for Board and committee service. Mr. Lustig will also have the benefit of the Company’s standard forms of indemnification agreement and change in control retention agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Certificate of Designation and Designation of Convertible Preferred Stock

Pursuant to the terms of the Subscription Agreement, on November 12, 2024, the Company filed the Certificate of Designation with the Delaware Secretary of State designating 130,000 shares of its authorized and unissued preferred stock as Convertible Preferred Stock with a stated value of $1,000 per share (the “Original Per Share Price”). The Certificate of Designation sets forth the rights, preferences and limitations of the shares of Convertible Preferred Stock. Terms not otherwise defined in this item shall have the meanings given in the Certificate of Designation.

The following is a summary of the terms of the Convertible Preferred Stock:

The Convertible Preferred Stock will rank senior to the shares of the Common Stock with respect to the payment of dividends and the distribution of assets upon a liquidation, dissolution or winding up of the Company. The Convertible Preferred Stock will initially have a liquidation preference of $1,000 per share; provided that the liquidation preference upon a change of control on or before November 12, 2026, will be increased to be no less than $1,500 per share. Holders of the Convertible Preferred Stock (“Preferred Stock Holders”) will be entitled to a regular dividend (the “Dividend”), at the rate of 8.0% per annum, compounding and payable quarterly in kind or in cash, at the Company’s election. Any accrued but unpaid dividends will become part of the liquidation preference of such share, as set forth in the Certificate of Designation. In addition, no dividend or other distribution on the Common Stock will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid on the Convertible Preferred Stock.

Conversion Rights and Mandatory Conversion

Subject to the terms and limitations contained in the Certificate of Designation, the Convertible Preferred Stock is convertible into shares of Common Stock at any time at the option of the Preferred Stock Holders. However, until the Company receives stockholder approval (the “Requisite Stockholder Approval”), as contemplated by Nasdaq listing rules, with respect to the issuance of shares of Common Stock upon conversion of the Convertible Preferred Stock in excess of the limitations imposed by such rules, the Preferred Stock Holders cannot convert the Convertible Preferred Stock into a number of shares of Common Stock in excess of 26,502,042 shares, which represents 19.99% of the outstanding shares of Common Stock at the time of signing the Subscription Agreement, or to the extent such conversion will result in a Preferred Stock Holder beneficially owning greater than 19.99% of the Company’s then-outstanding shares (such limitations, the “Ownership Limitations”). If, prior to receipt of the Requisite Stockholder Approval, a Preferred Stock Holder elects to convert any Convertible Preferred Stock that would result in the issuance, when aggregated with the number of shares previously issued upon conversion of the Convertible Preferred Stock, of more than 19.99% of the outstanding shares of Common Stock at the time of signing the Subscription Agreement, then the Company will, in lieu of issuing shares of Common Stock, pay the Preferred

Stock Holder a cash amount equal to the product of the number of shares of Common Stock that could not be issued due to such limitation and the 10-day trailing volume weighted average price of the Common Stock as of the trading day immediately prior to the conversion date (the “Cash-in-Lieu Payments”), which Cash-in-Lieu Payments shall be paid no later than November 5, 2026, together with accrued interest of 10% per annum, to the extent an earlier cash payment is prohibited pursuant to the terms of the Credit Agreement.

At any time after November 12, 2026, should the closing sale price per share of Common Stock exceed 200% of the conversion price for at least 20 of 30 consecutive trading days, then the Company has the right to mandatorily convert the Convertible Preferred Stock, subject to certain restrictions based on the liquidity of the Common Stock. The initial conversion rate is 263.7358 shares of Common Stock to be issued upon the conversion of each $1,000 of liquidation preference (the “Conversion Rate”). The implied conversion price is initially $3.7917 per share, which is a 20.0% premium to the 10-day trailing volume weighted average price of Common Stock as of the full trading day prior to the execution of the Subscription Agreement. The Conversion Rate is subject to customary anti-dilution adjustments, including in the event of any stock split, stock dividend, recapitalization or similar events. The Conversion Rate is also subject to adjustment for certain dilutive offerings at an effective price that is less than the then Conversion Price (as defined in the Certificate of Designation) then in effect.

Voting and Consent Rights

Holders of the Convertible Preferred Stock generally will be entitled to vote with the holders of the shares of Common Stock on all matters submitted for a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis, subject to the Ownership Limitations. Additionally, certain matters will require the approval of the holders of a majority of the outstanding Convertible Preferred Stock, voting as a separate class, including (1) any amendment, modification, repeal or waiver of any provision of the Company’s Certificate of Incorporation, as amended, bylaws or of the Certificate of Designation that would amend, modify or otherwise fail to give effect to the rights of the Preferred Stock Holders pursuant to the Certificate of Designation, (2) any increase or decrease in the number of authorized shares of Convertible Preferred Stock, except as permitted in the Certificate of Designation, (3) the creation of any new class or series of equity securities (including any additional class or series of preferred stock or any debt that is convertible into equity securities of the company or equity-linked securities) that would be senior or pari passu to the Convertible Preferred Stock in respect of liquidation preference or dividend rights or that would provide any unique governance rights to holders of such securities that are not existing rights of the holders of Common Stock as of the date hereof, (4) the declaration or payment of any dividend to holders of Common Stock, (5) any increase to the size of the Board above 12 directors prior to the Company’s 2025 annual meeting and 11 directors after such meeting, (6) incurrence by the Company and its Subsidiaries of aggregate indebtedness in one or a series of transactions that would result in a Consolidated Total Net Leverage Ratio (as defined in the Certificate of Designation) in excess of 3.5 to 1 or (7) the entry into, or amendment or waiver of, any agreement by the Company or its Subsidiaries that would prevent or delay the Company from complying, or impair the ability of the Company to comply, with its obligations to make the Cash-in-Lieu Payments.

Investor Optional Redemption Rights

At any time after November 12, 2031, each Preferred Stock Holder has the right to require the Company to redeem all or any portion of the Preferred Stock for the then applicable liquidation preference, plus any accrued but unpaid dividends.

Director Designation and Board Observer Rights

Subject to customary conditions, at all times when the Investors hold outstanding shares of Convertible Preferred Stock convertible into shares of Common Stock representing at least 5.0% of the Company’s then-outstanding shares of Common Stock, the Company shall appoint a director designated by a majority of the Investors, voting together as a separate class, which will also serve on each committee of the Board for which such director is qualified under applicable law and Nasdaq rules and regulations. Additionally at all times the Investors hold any outstanding shares of Convertible Preferred Stock, the Investors have a right to appoint one Board observer. At the Investors’ option, following conversion of the Convertible Preferred Stock, the Investors will have the same director and Board observer election rights for so long as the Investors hold shares of Common Stock issued upon conversion representing at least 5.0% of the Company’s then-outstanding shares of Common Stock.

Preemptive Rights

The Investors have customary preemptive rights to participate in future equity issuances by the Company to the extent necessary to maintain their as-converted pro rata ownership percentages of the Company, subject to customary exceptions.

The foregoing description of the Certificate of Designation is not complete and is qualified in its entirety by reference to the Certificate of Designation, which is attached to this Current Report on Form 8-K as Exhibit 3.1, which is incorporated by reference.

Item 8.01	Other Events.

On November 12, 2024, the Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “expect”, “anticipate”, “believe”, “may”, “will” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the anticipated benefits of and activities under the Offering, the Repurchase Agreement, our use of proceeds from the Offering and the repurchase of shares of the Common Stock from the Selling Stockholders. Forward-looking statements are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact of any changes to the coverage and reimbursement levels for the Company’s products (including as a result of the recently proposed LCDs or any changes to those proposed LCDs); (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company has incurred losses in the current period and prior periods and may incur losses in the future; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (8) the Company’s ability to maintain production or obtain supply of its products in sufficient quantities to meet demand; (9) other risks and uncertainties described in the Company’s filings with the SEC, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2023 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q (File No. 001-37906) filed with the SEC on November 12, 2024

10.1	Subscription Agreement, dated November 12, 2024, by and among Organogenesis Holdings Inc., Avista Healthcare Partners III, L.P. and AHP III Orchestra Holdings, L.P.

10.2	Third Amendment to Credit Agreement dated as of November 12, 2024 by and among the Company, the lenders named therein and the administrative agent

10.3	Form of Stock Repurchase Agreement, dated November 12, 2024

99.1	Press Release dated November 12, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organogenesis Holdings Inc.

By:	/s/ Lori Freedman
Name:	Lori Freedman
Title:	Chief Administrative and Legal Officer

Date: November 13, 2024